UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014 (May 19, 2014)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 North Arlington Rd. Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-647-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2014, Gogo LLC, a wholly-owned subsidiary of Gogo Inc. (the “Company”), entered into the Amended and Restated Manufacturing Services and Product Supply Agreement, dated May 19, 2014, by and among Gogo LLC and Qualcomm Technologies, Inc. (“Qualcomm”), pursuant to which Qualcomm has agreed to provide the Company with in-flight radio modems, a key component in the Company’s wireless in-flight cabin network and air to ground and next generation ATG-4 connectivity service, which utilizes EV-DO Rev. B technologies. The agreement extends the duration of the Manufacturing Services and Product Supply Agreement, dated September 4, 2007, by and between Aircell LLC and QUALCOMM Incorporated, until May 19, 2019, with an option for the Company to extend the agreement for an additional year if the Company has placed a specified number of orders by a specified date. The agreement also revises certain pricing and delivery terms with respect to the Company’s purchase of in-flight radio modems from Qualcomm and increases the number of in-flight radio modems to be delivered by Qualcomm.

The foregoing description of the Amended and Restated Manufacturing Services and Product Supply Agreement is qualified in its entirety by the full text thereof, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias Executive Vice President, General Counsel and Secretary

Date: May 23, 2014